Exhibit 99.2

NEWS RELEASE

TreeHouse Foods Exploring Strategic Alternatives to Maximize Value

OAK BROOK, Ill., November 8, 2021 -- TreeHouse Foods, Inc. (NYSE: THS) (“TreeHouse” or “the Company”) today announced that its Board of Directors has approved a plan to explore strategic alternatives, including a possible sale of the Company or a transaction to allow the Company to focus on its higher growth Snacking and Beverages business by divesting a significant portion of its Meal Prep business. The determination follows the Company’s ongoing, Board-led strategic review which began earlier this year. TreeHouse has retained Evercore as its financial advisor and Sidley Austin LLP and Gibson Dunn as its legal counsel to assist with the exploration of alternatives.

Ann M. Sardini, Chair of the Board, said, “The Board’s decision to explore strategic alternatives follows careful consideration as well as engagement with many of our shareholders over the past year. The TreeHouse team has executed a major transformation since 2018, improving the ability to support its private label customers and navigate a challenging operating environment. This progress and the strong long-term consumer demand trends for private label provide a favorable backdrop as the Board thoroughly reviews and considers strategic options with a commitment to maximizing value for all shareholders.”

Steve Oakland, President and CEO, commented, “We continue to be confident in our ability to capitalize on the strong long-term fundamentals of our business. We remain committed to serving our customers and supporting our employees as the Board conducts this review. We are proud of the progress we have made to improve our efficiency and the actions we are taking to drive growth, optimize our portfolio and support our customers.”

TreeHouse’s commitment to shareholder value creation is evidenced by its track record of taking action to execute value-enhancing transactions, optimize the business and maintain a disciplined capital allocation approach. Since 2016, TreeHouse has reduced its total debt by more than $800 million and strategically invested its free cash flow to strengthen the Company’s foundation and support categories that generate growth and improve profitability.

There can be no assurance that the exploration of strategic alternatives will result in a transaction or other strategic changes or outcomes. The Company has not set a timetable for the conclusion of its review, and it does not intend to comment further on it, unless and until the Board has approved a specific course of action, or otherwise determined that further disclosure is appropriate or required by law.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label foods and beverages in North America. We operate in 29 product categories across two divisions and have approximately 40 production facilities across North America and Italy. Across our diverse portfolio, we have a private label leadership position in many categories and offer a range of better-for-you and nutritional solutions, such as items considered to be organic, or gluten-free, across nearly every category. Our purpose is to make high quality food and beverages affordable to all. Our mission is to create value as our customers' preferred manufacturing and distribution partner, providing thought leadership, superior innovation, and a relentless focus on execution.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers and employees; the success of our growth, reinvestment, and restructuring programs, our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; disruptions or inefficiencies in our supply chain and/or operations, including from the ongoing COVID-19 outbreak; our ability to continue to make acquisitions in accordance with our business strategy or effectively manage the growth from acquisitions; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; disruptions in or failures of our information technology systems; costs associated with shareholder activism, labor strikes or work stoppages; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management's Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2020, and from time to time in our filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

Investors
PI Aquino
Vice President, Investor Relations
708.483.1331

Media
Bryan Locke, Liz Zale, Mike DeGraff
Sard Verbinnen & Co.
TreeHouse-SVC@sardverb.com